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                                                                      Exhibit 23

                              ACCOUNTANTS' CONSENT



   We consent to the incorporation by reference in the Registration Statement of
H. J. Heinz Company Employees Retirement and Savings Plan on Form S-8 (File No. 2-51719) of our report dated June 19, 1997 on our audits of the financial statements of the H. J. Heinz Company Employees Retirement and Savings Plan as of December 31, 1996 and 1995 and for the years then ended, which report is included in this Annual Report on Form 11-K.




                                                    /s/ Coopers & Lybrand L.L.P.

                                                        COOPERS & LYBRAND L.L.P.



Pittsburgh, Pennsylvania
June 27, 1997